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                                                                   EXHIBIT 23.3


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Renal Care Group, Inc. for the registration of 402,095 shares of its common stock and to the incorporation by reference therein of our report dated May 16, 1997, with respect to the combined financial statements of Indiana Dialysis Services, P.C. et al included in Amendment No. 1 to the Company's Current Report on Form 8-K/A for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             BLUE & CO., LLC



Indianapolis, Indiana
October 1, 1997